Exhibit 10.6

                       Agreement to Extend Expiration Date

This agreement is entered into for the sole purpose of extending the expiration date as outlined in Paragraph 3 of the Option Agreements entered into by Green Plains Renewable Energy, Inc. as Optionee and Alberta A. Bryan by Duane Hilger, Power-of-Attorney, Optionor.

This agreement covers two option agreements - one signed November 12, 2004, covering 22 acres in Section 25, Township 69 North, Range 40 West of the 5th P.M., and an option agreement dated October 20, 2004, covering 66.6 acres located in Section 25, Township 690 North, Range 40 West of the 5th P.M., both in Fremont County, Iowa.

By agreement of both the optionor and the optionee, and in consideration of $10.00, the expiration date is changed to read "November 30, 2005."

All other terms of the original option agreement remain in effect and in force.

Optionee:                                   Optionor:


/s/ Gary Thien                              /s/ Alberta A. Bryan by Duane Hilger
---------------------------                 ------------------------------------
Green Plains Renewable Energy, Inc.         Alberta A. Bryan
By Gary Thien, Vice-president               By Duane Hilger, Power-of-Attorney
1-12-05                                     1-17-05